Christopher A. Slater, OSB # 97398
cslater@slaterross.com
Michael J. Ross, OSB # 91410
mjross@slaterross.com
SLATER ROSS
Sovereign Hotel, 4th Floor
710 S.W. Madison Street
Portland, Oregon 97205
Telephone: (503) 227-2024
Facsimile: (503) 224-7299

Local Counsel for Plaintiffs

[Additional Counsel Listed on Signature Page]

UNITED STATES DISTRICT COURT
DISTRICT OF OREGON
PORTLAND DIVISION

In re GALENA BIOPHARMA INC. DERIVATIVE LITIGATION	: : : : : : : :	Case No.: 3:14-cv-00382-SI LEAD 3:14-cv-00514-SI 3:14-cv-00516-SI 3:15-cv-01465-SI
This Document Relates To: ALL ACTIONS.	: : : : : :

AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT

This Amended Stipulation and Agreement of Settlement (the “Stipulation”), dated February 1, 2016, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel of record: (i) plaintiffs in the above-captioned consolidated stockholder derivative action (the “Oregon Action”), Jeffrey Klein (“Klein”), David W. Fuhs (“Fuhs”) Pratik Rathore (“Rathore”) and Harold Spradling (“Spradling” and collectively with Klein, Fuhs and Rathore, “Plaintiffs”), on behalf of themselves and derivatively on behalf of Galena Biopharma, Inc. (“Galena” or the “Company” or the “Nominal Defendant”); (ii) Nominal Defendant Galena; and (iii) individual defendants Mark J. Ahn (“Ahn”), Ryan M. Dunlap (“Dunlap”), Mark W. Schwartz (“Schwartz”), Sanford Hillsberg (“Hillsberg”), Richard Chin (“Chin”), Stephen S. Galliker (“Galliker”), Steven A. Kriegsman (“Kriegsman”), Rudolph Nisi (“Nisi”), and William Ashton (“Ashton”), each of whom is a current or former member of the Board of Directors (the “Board”) of Galena and/or a current or former senior officer of Galena (collectively, the “Individual Defendants” and together with Galena, the “Defendants”).
This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs’ Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I.	INTRODUCTION

A.	Procedural Background

1.	The Oregon Action
The Oregon Action was initiated in this Court in March 2014 when plaintiffs Eleanor Werbowsky, Rathore, and Klein (the “Oregon Plaintiffs”) instituted actions on behalf of Galena alleging breaches of fiduciary duty against the Board which were later consolidated on April 11, 2014 (the “Oregon Action”). Prior to the coordination among Plaintiffs, Defendants filed a motion to dismiss the Oregon Action on April 18, 2014 (the “Motion to Dismiss”), requesting that the case be transferred to the Delaware Court of Chancery based on a forum selection clause purportedly adopted by the Board. Defendants thereafter withdrew the Motion to Dismiss.
At the parties’ request, the Court set a briefing schedule for the Oregon Plaintiffs’ amended complaint and Defendants’ motion to dismiss. On June 10, 2014, the Oregon Plaintiffs filed an amended complaint. On August 11, 2014, Galena announced that a special committee of the Board (the “Special Committee”), which had been appointed on February 17, 2014, had completed an investigation. Galena also disclosed that the Board, on July 21, 2014, had appointed Irving M. Einhorn (“Einhorn”), who had served on the Special Committee, as a one-person Special Litigation Committee (“SLC”) “in order to make any and all determinations with respect to the complaints and take all actions he deems necessary or appropriate regarding the claims made in the complaints.” Galena next filed a motion to stay on September 11, 2014 (the “Motion to Stay”), contending that the Oregon Action should be stayed so that the newly empowered SLC could investigate and decide whether to pursue the Oregon Plaintiffs’ claims. Oregon Plaintiffs opposed the Motion to Stay and argued, inter alia, that Einhorn lacked the independence required of a single member SLC because he was a member of the previously constituted Special Committee that completed an investigation into the alleged wrongdoing, and in that role he had already reached a conclusion in connection with the Oregon Plaintiffs’ claims.
On October 22, 2014, the Court denied the Motion to Stay. Defendants filed a motion for reconsideration on October 28, 2014, which the Court also denied.
The Court ordered that Defendants respond to the Oregon Plaintiffs’ amended complaint within two weeks from the Court’s denial of the motion for reconsideration. Defendants again moved to stay the Oregon Action (the “Second Motion to Stay”) pending the resolution of a federal securities class action (the “Federal Securities Action”) and in deference to the Delaware Action (as defined herein). Simultaneously, Defendants filed a motion to dismiss the Oregon Action (the “Second Motion to Dismiss”) which sought dismissal based on a failure by plaintiffs to plead their allegations with the required level of particularity and failure to state a claim.
On November 25, 2014, the Oregon Plaintiffs filed their opposition to the Second Motion to Stay, and on December 15, 2014, they filed their opposition to the Second Motion to Dismiss. The Court held oral argument in connection with both motions on January 23, 2015, and on February 4, 2015, entered orders and opinions granting in part and denying in part both the Second Motion to Dismiss and Second Motion to Stay. In response to the Second Motion to Stay, the Court declined to stay the Oregon Action in favor of the related Delaware Action but decided to stay discovery pending the Court’s decision on the motion to dismiss in the Federal Securities Action. The Court also declined to dismiss the majority of the claims challenged in the Second Motion to Dismiss and gave the Oregon Plaintiffs leave to amend the claims that were dismissed. The Oregon Plaintiffs filed their Verified Second Amended Consolidated Shareholder Derivative Complaint on March 6, 2015.

2.	The Delaware Action
In March 2014, plaintiffs Fuhs and Spradling (the “Delaware Plaintiffs”) each made a demand pursuant to 8 Del. C. § 220 (“Section 220”) to inspect certain of the Company’s books and records related to stock option grants made to certain Galena insiders in November 2013, stock sales made by certain Galena insiders in January 2014, and related matters (the “220 Demands”). On March 18, 2014, Plaintiff Fuhs filed an action in the Delaware Court of Chancery to enforce his right to inspect the demanded books and records (the “220 Action”). On or about April 10, 2014, the parties executed a confidentiality agreement, and from April 14, 2014 to May 29, 2014, Galena produced on a rolling basis documents responsive to the 220 Demands. Ultimately, Galena produced approximately 4,660 pages of documents (the “220 Documents”).
On June 20, 2014, the Delaware Plaintiffs filed a Verified Stockholder Derivative Complaint in the Delaware Court of Chancery on behalf of Galena and alleging breaches of fiduciary duty by Galena’s officers and directors (the “Delaware Action”).
On August 12, 2014, Galena filed a Motion to Stay Proceedings Pending Special Litigation Committee Process in the Delaware Action (the “Delaware Stay Motion”), seeking to stay the litigation pending the results of the investigation of the SLC. The Delaware Plaintiffs stipulated to a stay of the Delaware Action until November 24, 2014. On October 13, 2014, the Delaware Court of Chancery granted the agreed-upon Order to Stay Proceedings Pending Special Litigation Committee Process (the “Stay Order”). The Stay Order specifically reserved the Delaware Plaintiffs’ right to seek to lift the stay if any other pending derivative actions were not also stayed.
Accordingly, on November 14, 2014, after the Court in the Oregon Action declined to stay the proceedings before it based on the SLC investigation (see discussion, infra), the Delaware Plaintiffs filed a motion seeking to vacate the stay of the Delaware Action under their reservation of rights in the Stay Order. Based on subsequent rulings by the Court in the Oregon Action, the Delaware Plaintiffs agreed to voluntarily dismiss the Delaware Action and to file a complaint in this Court in order to coordinate their efforts with the Oregon Plaintiffs.

3.	The Oregon Action and Delaware Action Are Coordinated

After voluntarily dismissing the Delaware Action in February 2015, on August 4, 2015, plaintiffs Fuhs and Spradling filed a Verified Stockholder Derivative Complaint and an Unopposed Motion to File Verified Stockholder Derivative Complaint Under Seal in order to consolidate their action with the Oregon Action. The Court consolidated the pending actions on August 19, 2015, and, on August 31, 2015, the Court granted Plaintiffs’ Unopposed Motion to File Verified Third Amended Consolidated Shareholder Derivative Complaint (the “Complaint”).
The Complaint alleges, inter alia, that Galena’s directors and senior executive officers unlawfully abused their positions as fiduciaries of the Company for their personal financial gain. Specifically, the Complaint alleges that the Individual Defendants secretly manipulated the Company’s stock price and artificially pumped it up in order to later dump a significant portion of their Galena stock, including improperly granted stock option awards, when Galena stock was trading at historically high and artificially inflated prices. The Complaint also alleges that the Individual Defendants improperly used valuable inside information to spring-load stock options to themselves, i.e., options that are granted just prior to a company’s release of material information reasonably expected to drive the market price of the shares higher, and in their haste to grant the options, failed to comply with the requirements of the Delaware General Corporation Law. The Complaint alleges seven counts for: (1) breach of fiduciary duty for disseminating false and misleading information; (2) invalidity of stock options; (3) breach of fiduciary duty for insider selling and/or granting the spring-loaded stock option awards; (4) unjust enrichment in connection with insider selling and/or receipt of the spring-loaded stock options; (5) breach of fiduciary duty in connection with the enactment and attempted enforcement of the forum selection clause; (6) breach of fiduciary duty in connection with the excessive 2013 stock option awards and cash compensation to the outside directors; and (7) unjust enrichment in connection with the excessive 2013 stock option awards.

4.	Settlement Negotiations
Plaintiffs issued a joint settlement demand on May 8, 2015 in advance of a proposed mediation (the “Mediation”), to be held before the Honorable Layn R. Phillips, U.S. District Judge (Retired) (the “Mediator” or “Judge Phillips”). As a precondition to attending the Mediation, Plaintiffs required Defendants to produce certain non-public documents, including documents produced to the U.S. Securities and Exchange Commission (the “SEC”) and reviewed by the Board’s Special Committee and SLC. As a result, Defendants produced nearly 24,000 documents to Plaintiffs (the “Mediation Production”).
The full-day Mediation took place in New York City on September 19, 2015. While the Mediation did not result in a resolution of the Action at that session, the Parties’ submissions and other communications in connection with the Mediation served as the basis for subsequent negotiations, overseen by Judge Phillips. With the substantial assistance of Judge Phillips, the Parties reached an agreement in principle to settle the Oregon Action and executed a term sheet dated December 4, 2015. The Parties subsequently negotiated and executed the Stipulation.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel (as defined herein) conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Galena’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the various initial and consolidated derivative complaints in the Oregon Action and in the Delaware Action, as well as drafting the 220 Demands and filing the 220 Action; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4) researching corporate governance issues; (5) opposing and arguing several motions to dismiss and stay the Oregon Action; (6) preparing and submitting a detailed mediation statement; (7) preparing and submitting a detailed settlement demand; (8) participating in the September 19, 2015 in-person Mediation in New York City; (9) reviewing and analyzing over 28,000 pages of non-public documents, i.e., the 220 Documents and Mediation Production; and (10) participating in extensive settlement discussions with counsel for Defendants.
Plaintiffs’ Counsel believes that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including a potential trial and appeal, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex case such as the Action, as well as the difficulties and delays inherent in such litigation. Additionally, Plaintiffs’ Counsel also considered the best interests of Galena, as the Action is brought on its behalf, including the risks that on-going litigation could result in loss or substantial diminution of available D&O insurance and financial hardship to Galena with risk that the Individual Defendants (absent insurance) would be unable to satisfy fully any judgment that might be entered in the Action and that the Defendants would also be unable to settle the related Federal Securities Action. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Galena, and Current Galena Stockholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Galena, or any wrongdoing whatsoever. Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Galena and Current Galena Stockholders.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment (as defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (on behalf of themselves and derivatively on behalf of Galena), the Individual Defendants, and Nominal Defendant Galena, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to the approval of the Court, the Action, Plaintiffs’ Released Claims and Defendants’ Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions
As used in this Stipulation, the following terms have the meaning specified below:
1.1“Action” or the “Oregon Action” means the above-captioned consolidated shareholder derivative action pending in the U.S. District Court for the District of Oregon, captioned In re Galena Biopharma Inc. Derivative Litigation, Lead Case No. 3:14-cv-382-SI.
1.1     “Board” means the Galena Board of Directors.
1.2    “Court” means the U.S. District Court for the District of Oregon.
1.3    “Company” means Galena Biopharma, Inc.
1.4    “Current Galena Stockholder” means any Person who owned Galena common stock as of the Execution Date of this Stipulation and who continues to hold their Galena common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Galena, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.5    “Defendants” means, collectively, the Individual Defendants and Nominal Defendant Galena.

1.6    “Defendants’ Counsel” means (i) Stoel Rives, LLP, 900 SW Fifth Avenue Suite 2600 Portland, OR 97204; (ii) King & Spalding LLP, 401 Congress Avenue, Suite 3200, Austin, TX 78701; (iii) Perkins Coie LLP, 1120 N.W. Couch Street, Tenth Floor Portland, OR 97209-4128; (iv) Angeli Ungar Law Group LLC 121 SW Morrison St, Suite 400, Portland, OR, 97204; and (v) Debevoise & Plimpton 801 Pennsylvania Avenue NW, Suite 500, Washington, DC 20004.
1.7    “Defendants’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).
1.8    “Defendants’ Released Persons” means each of the Defendants and, to the maximum extent permitted by law, each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his immediate family; any entity in which a Defendant, and/or members of his family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action; Defendants’ insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.
1.9    “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.

1.10    “Execution Date” means the date this Stipulation has been signed by all the signatories through their respective counsel.
1.11    “Fee Award” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, detailed in ¶¶ 5.1-5.2, subject to Court approval, in recognition of the substantial benefits conferred upon Galena and Current Galena Stockholders by the initiation, prosecution, and settlement of the Action.
1.12    “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Final Order and Judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal.
1.13    “Final Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.
1.14    “Galena,” the “Company” or “Nominal Defendant” means Galena and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
1.15    “Individual Defendants” means, collectively, Ahn, Dunlap, Schwartz, Hillsberg, Chin, Galliker, Kriegsman, Nisi and Ashton.

1.16    “Notice to Current Galena Stockholders” or “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Action, substantially in the form of Exhibit C attached hereto.
1.17    “Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Galena), each of the Individual Defendants, and Nominal Defendant Galena.
1.18    “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.19    “Plaintiffs” means, collectively, Klein, Rathore, Spradling and Fuhs.
1.20    “Plaintiffs’ Settlement Counsel” means The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312 and Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087.
1.21    “Plaintiffs’ Counsel” means: (i) Slater Ross, Sovereign Hotel, 4th Floor, 710 S.W. Madison Street Portland, Oregon 97205; (ii) The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, Pennsylvania 19312; (iii) Hynes Keller & Hernandez, LLC 1150 First Avenue, Suite 501, King of Prussia, PA 19406; (iv) Federman & Sherwood, 10205 N Pennsylvania Ave Oklahoma City, OK 73120; (v) Prickett Jones & Elliott, P.A., 1310 N. King Street, Wilmington, Delaware 19801; (vi) Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087; (

vii) Grant & Eisenhofer, P.A., 123 Justison Street, Wilmington, DE 19801; (viii) Gardy & Notis, LLP, 126 East 56th Street, 8th Floor, New York, NY 10022; and (viii) Squitieri & Fearon, LLP, 32 East 57th Street, 12th Floor, New York, NY 10022.
1.22    “Plaintiffs’ Released Claims” means all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted in any forum by Plaintiffs’ Released Persons or any other Galena shareholder derivatively on behalf of Galena, against any of Defendants’ Released Persons, that: (a) were alleged in the Action or (b) could have been asserted against defendants Dunlap, Schwartz, Nisi, Hillsberg, Kriegsman, Galliker, Chin, Ashton and Ahn, or any of them, in any forum that arise out of or are based upon the allegations, transactions, facts, matters, occurrences, representations or omissions set forth or otherwise at issue in the Action; provided however, that “Plaintiffs’ Released Claims” shall not include any claims to enforce the Settlement.
1.23     “Plaintiffs’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.
1.24    “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Galena Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee Award should be finally approved.

1.25    “Released Parties” means Defendants’ Released Persons and Plaintiffs’ Released Persons.
1.26    “Settlement” means the settlement documented in this Stipulation.
1.27    “Settlement Hearing” means a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters related to the Settlement that are properly before the Court.
1.28    “Stipulation” means this Stipulation and Agreement of Settlement.
1.29    “Summary Notice” means the summarized Notice substantially in the form of Exhibit D attached hereto.
1.30    “Unknown Claims” means any of Plaintiffs’ Released Claims and Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement, including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§ 1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to Plaintiffs’ Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiffs’ Released Claims and Defendants’ Released Claims known or unknown, suspected or unsuspected, contingent or absolute, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Settlement Consideration
2.1    Cash:    Fifteen million dollars ($15,000,000), in cash, to be paid by the Individual Defendants’ directors and officers (“D&O”) insurance carriers, on behalf of the Individual Defendants, to the Company. The foregoing amount shall be transferred to an escrow account for the Company within ten (10) business days after entry of the Preliminary Order.
2.2    Forfeiture of Stock Options: Defendants Hillsberg, Kriegsman, Nisi, Galliker, Chin and Ashton shall forfeit all of the stock options granted to them by Galena in November 2013, totaling 1.2 million shares.
2.3    Galena, through its Board, shall adopt and implement the corporate governance measures (the “Reforms”) attached as Exhibit A to this Stipulation, within ninety (90) days after the Effective Date. Defendants acknowledge that the filing of the Action was a primary cause and an important, material factor in the Company’s enactment of the Reforms as well as those Reforms enacted after the Action was filed. Defendants agree that the Reforms confer a material benefit on G alena and Current Galena Stockholders. In addition, the Board, in its independent business judgment, believes that the Settlement is in the best interests of Galena and Current Galena Stockholders.
2.4    Additional Settlement Consideration
a.    Cancellation of Lidingo Holdings LLC Stock Options: Galena shall cancel any and all outstanding stock options awarded to Lidingo Holdings LLC in August 2013.
b.    Forfeitures by Ahn: Defendant Ahn forfeited the following contractual severance payments: (1) Annual Salary: $600,000; (2) Bonus: $250,000; and (3) Health: $24,000 - $30,000. Ahn also forfeited 1,181,250 stock options with an intrinsic value of approximately $503,062 as of August 21, 2014, the date of the public announcement of Ahn’s resignation.

3.	Procedures for Implementing the Settlement
3.1     Within ten (10) business days after the Execution Date of this Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Galena Stockholders; (iii) approval of the form of Notice attached hereto as Exhibit C; and (iv) a date for the Settlement Hearing.

3.2    Within ten (10) business days of the Court’s entry of the Preliminary Approval Order, Galena shall: (a) cause a press release to be issued that contains the contents of the Summary Notice; (b) cause a Current Report on Form 8-K to be filed with the SEC that contains the contents of the Summary Notice, attach a copy of the Stipulation to the 8-K and provide a link in the 8-K to the Stipulation and Notice that shall be posted on the Investor Relations portion of Galena’s website; and (c) cause a copy of the Summary Notice to be published one time in Investor’s Business Daily, The Wall Street Journal and The Oregonian. All costs of such Notice and posting and any other notice ordered by the Court shall be paid by Galena.
3.3    After notice as described above is given to Current Galena Stockholders, Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing to finally approve the Settlement and the requested Fee Award. At the Settlement Hearing, Plaintiffs’ Counsel shall request, and Defendants shall not oppose, the Court’s final approval of the Fee Award in the amount of $5 million, as referenced in Section 5 below.
3.4    If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) finally approving the Fee Award; (iii) dismissing with prejudice all of Plaintiffs’ Released Claims against Defendants’ Released Persons; (iv) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and any Galena stockholder on behalf of Galena against Defendants’ Released Persons in any court of any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or r esolution of the Action; (v) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons and/or Current Galena Stockholders of any action against Plaintiffs’ Released Persons in any court of any of the Defendants’ Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (vi) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.
3.5.    Any objections to or appeals from the Fee Award shall not affect the finality of the Settlement.

4.	Releases
4.1    In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.
4.2    In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ R

eleased Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.
4.3    Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses
5.1    After negotiation of the principal terms of the settlement, Plaintiffs’ Settlement Counsel and Galena separately negotiated at arm’s length the amount of attorneys’ fees and expenses to be awarded by the Court to Plaintiffs’ Counsel, with the substantial assistance and oversight of Judge Phillips. In recognition of the substantial benefits provided to Galena and Current Galena Stockholders as a result of the initiation, prosecution, pendency, and settlement of the Action, Galena’s D&O insurance carriers shall, upon Court approval, pay or cause to be paid to Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of five million dollars ($5,000,000) (the “Fee Award”). The Fee Award is also the result of Galena and the Board’s acceptance of a mediator’s proposal by Judge Phillips. The current Board, in the exercise of its independent business judgment, has agreed to the Fee Award, and the Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon Galena and Current Galena Stockholders by this Stipulation.
5.2    The Fee Award shall be transferred to Plaintiffs’ Settlement Counsel, as receiving agent for Plaintiffs’ Counsel, within ten (10) business days after entry of the Preliminary Order, and shall be immediately releasable to Plaintiffs’ Counsel upon entry of the Final Order and Judgment.

5.3    Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein. Plaintiffs’ Settlement Counsel shall have the sole authority for the allocation and distribution of the Fee Award to Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment other than the Fee Award as provided herein to any Plaintiffs’ Counsel.
5.4    Plaintiffs’ Counsel and their successors have a joint and several obligation to repay (within fifteen (15) business days) the amount of the Fee Award, or part thereof, paid by Galena and/or its successor(s) or insurer(s) as a result of any failure to obtain final approval, final judgment, approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Final Order and Judgment or Fee Award being overturned or substantially modified. Any law firm that receives any portion of the Fee Award shall be required to return its share of the Fee Award within ten (10) business days in the event that the Effective Date does not occur.
5.5    Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs in connection with the Action; provided however, that nothing in this Stipulation shall be construed to have any effect upon any Individual Defendant’s existing rights to indemnification or advancement from Galena or pursuant to any policy of insurance.
5.6    In light of the substantial benefits they have helped to create for Galena and all Current Galena Stockholders, any or all of the Plaintiffs may apply for Court-approved incentive awards in the amount of $5,000 each (the “Incentive Awards”).  The Incentive Awards shall be f unded from the Fee Award, to the extent that this settlement is approved in whole or part.  Defendants shall take no position on the Incentive Awards.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1    The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(a)     the Board has approved the Settlement and each of its terms as in the best interests of Galena;
(b)     the entry by the Court of the Final Order and Judgment;
(c)     the payment of the Fee Award in accordance with ¶¶ 5.1-5.2 hereof;
(d)    the Final Order and Judgment having become Final;
(e)    the dismissal of all Oregon state court derivative actions;
(f)    Final approval of the partial settlement of the Federal Securities Action involving defendants Galena, Ahn, Schwartz, Dunlap, Kriegsman, Chin, Galliker, Nisi, Hillsberg and Remy Bernarda; and
(g)     the cash payment to the Company in accordance with ¶2.1 hereof.
6.2    If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Parties shall be restored to their respective positions in the Action as of the Execution Date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

6.3    If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the judgment specified in ¶ 6.1(d) is successfully attacked collaterally, then the payments to Plaintiffs’ Counsel pursuant to Section 5, and any and all interest accrued thereon since payment, shall be returned to Galena, its designee, and/or its successors within ten (10) business days of said event.
6.4    In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions as of the Execution Date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 6.2-6.4, 8.4, 8.6, 8.9, 8.10, and 8.11 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy
7.1    In the event any proceedings by or on behalf of Galena, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2    In the event of any Bankruptcy Proceedings by or on behalf of Galena, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions
8.1    The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
8.2    The Parties agree that the terms of the Settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel and with the substantial assistance of the Mediator. No discussions regarding attorneys’ fees for Plaintiffs’ Counsel were conducted until all material settlement terms were first agreed upon. The Parties will request that the Final Order and Judgment in the Action contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

8.3    In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
8.4    Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons; or (ii) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons and Plaintiffs’ Released Persons may file the Stipulation and/or the Final Order and Judgment in any action brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
8.5    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.
8.7    The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
8.8    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons. The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Galena shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Galena they will continue to seek final approval of this Stipulation expeditiously, including but not limited to the settlement terms reflected in this Stipulation and the Fee Award (as defined herein). The Parties also agree that Galena has already received adequate consideration for payment of the Fee Award.
8.9    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Oregon and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10    All agreements made and orders entered during the course of the Action relating to the confidentiality of information and documents shall survive this Stipulation.
8.11    Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties, Plaintiffs’ Released Persons, and Defendants’ Released Persons.
8.12    The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of February 1, 2016.

SLATER ROSS

___/s/ Christopher A. Slater
Christopher A. Slater, OSB # 97398
Michael J. Ross, OSB # 91410
Sovereign Hotel, 4th Floor
710 S.W. Madison Street
Portland, Oregon 97205
Telephone: (503) 227-2024
Facsimile: (503) 224-7299
cslater@slaterross.com
mjross@slaterross.com

Local Counsel for Plaintiffs

THE WEISER LAW FIRM, P.C.
Robert B. Weiser
Brett D. Stecker
James M. Ficaro
22 Cassatt Avenue, First Floor
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 408-8062
rw@weiserlawfirm.com
bds@weiserlawfirm.com
jmf@weiserlawfirm.com

THE WEISER LAW FIRM, P.C.
Kathleen A. Herkenhoff
CA Bar ID 168562
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: (858) 794-1441
Facsimile: (858) 794-1450
kah@weiserlawfirm.com

HYNES KELLER & HERNANDEZ, LLC
Michael J. Hynes
Ligaya Hernandez
Hynes Keller & Hernandez, LLC
1150 First Avenue, Suite 501
King of Prussia, PA 19406
Telephone: (610) 994-0292
Facsimile: (914) 752-3041
mhynes@hkh-lawfirm.com
lhernandez@hkh-lawfirm.com

FEDERMAN & SHERWOOD
William B. Federman
Sara E. Collier
10205 N Pennsylvania Ave
Oklahoma City, OK 73120
Telephone: (405) 235-1560
Facsimile: (405) 239-2112
wbf@federmanlaw.com
sec@federmanlaw.com

Counsel for Plaintiffs Klein and Rathore

PRICKETT, JONES & ELLIOTT, P.A.
Michael Hanrahan
Paul A. Fioravanti, Jr.
Kevin H. Davenport
1310 N. King Street
Wilmington, Delaware 19801
Telephone: (302) 888-6500
Facsimile: (302) 658-8111
Mhanrahan@prickett.com
PAFioravanti@prickett.com
KHDavenport@Prickett.com

KESSLER TOPAZ
   MELTZER & CHECK, LLP
Eric L. Zagar
Robin Winchester
Matthew A. Goldstein
280 King of Prussia Road
Radnor, Pennsylvania 19087
Telephone: (610) 667-7706
Facsimile: (267) 948-2512
ezagar@ktmc.com
rwinchester@ktmc.com
mgoldstein@ktmc.com

GRANT & EISENHOFER P.A.
Stuart Grant
Cynthia Calder
123 Justison Street
Wilmington, DE 19801
Telephone: (302) 622-7000
Facsimile: (302) 622-7100
sgrant@gelaw.com
ccalder@gelaw.com

GARDY & NOTIS, LLP
James S. Notis
Kira German
Tower 56
126 East 56th Street, 8th Floor
New York, NY 10022
Telephone: (212) 905-0509
Facsimile: (212) 905-0508
jnotis@gardylaw.com

SQUITIERI & FEARON LLP
Lee Squitieri
32 East 57th Street, 12th Floor
New York, NY 10022
Telephone: (212) 421-6492
Facsimile: (212) 421-6553
lee@sfclasslaw.com

Counsel for Plaintiffs Fuhs and Spradling

STOEL RIVES, LLP

___/s/ Lois O. Rosenbaum
Lois O. Rosenbaum, OSB No. 773250 lorosenbaum@stoel.com
900 SW Fifth Avenue Suite 2600
Portland, OR 97204
Telephone: 503-224-3380

KING & SPALDING LLP
Paul R. Bessette (Admitted Pro Hac Vice)
Michael J. Biles (Admitted Pro Hac Vice)
401 Congress Avenue
Suite 3200
Austin, TX 78701
Telephone: (512) 457-2050
Facsimile: (512) 457-2100
pbessette@kslaw.com
mbiles@kslaw.com

Attorneys for Defendant Galena Biopharma, Inc.

PERKINS COIE LLP

____/s/ Robert L. Aldisert
Robert L. Aldisert, OSB No. 940433
RAldisert@perkinscoie.com
1120 N.W. Couch Street, Tenth Floor
Portland, OR 97209-4128
Telephone: 503.727.2000

Attorneys for Defendants
Rudolph Nisi, Sanford Hillsberg, Steven
Kriegsman, Stephen Galliker,
Richard Chin, Mark Schwartz, Ryan Dunlap
and William Ashton

ANGELI UNGAR LAW GROUP LLC

____/s/ Kristen Tranetzki
Kristen Tranetzki, OSB No. 115730
kristen@angelilaw.com
121 SW Morrison St, Suite 400
Portland, OR, 97204
Telephone: (503) 954-3332

DEBEVOISE & PLIMPTON LLP
Jonathan R. Tuttle (Admitted Pro Hac Vice)
jrtuttle@debevoise.com
Scott N. Auby (Admitted Pro Hac Vice)
snauby@debevoise.com
801 Pennsylvania Avenue NW, Suite 500
Washington, DC 20004
Telephone: (202) 383-8000

Attorneys for Mark J. Ahn

31